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                       TRANSACT TECHNOLOGIES INCORPORATED
                                  EXHIBIT 11.1
                   COMPUTATION OF PRO FORMA EARNINGS PER SHARE


                                                            Year Ended                    Nine Months Ended          Year Ended
                                                 --------------------------------    ----------------------------    ----------
                                                 December 31,        December 31,    December 31,    December 31,      April 1,
                                                    1996                1995             1995            1994            1995
                                                 ------------        ------------    ------------    ------------      --------
                                                                     (Unaudited)                     (Unaudited)
PRIMARY:
Net Income                                        $3,340,000          $1,332,000      $  916,000      $1,883,000      $2,304,000
                                                  ==========          ==========      ==========      ==========      ==========
SHARES:
   Pro forma average common shares
     outstanding                                   5,864,242           5,400,000       5,400,000       5,400,000       5,400,000
   Dilutive effect of outstanding options
     and warrants as determined by the
     treasury stock method                            19,792                   -               -               -               -
                                                  ----------          ----------      ----------      ----------      ----------
                                                   5,884,033           5,400,000       5,400,000       5,400,000       5,400,000
                                                  ==========          ==========      ==========      ==========      ==========
Pro forma earnings per common and
   common equivalent share:                       $     0.57          $     0.25      $     0.17      $    0.35       $    0.43
                                                  ==========          ==========      ==========      ==========      ==========

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